Exhibit 99.1

Genworth Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effect on the historical consolidated financial statements of the holding company reorganization (the “Reorganization”) pursuant to which Genworth Financial, Inc., a Delaware corporation (formerly named Sub XLVI, Inc., and referred to herein as “Genworth”), became the successor issuer (for Securities and Exchange Commission reporting purposes) to Genworth Holdings, Inc., a Delaware corporation (formerly named Genworth Financial, Inc., and referred to herein as “Old Genworth”). To implement the Reorganization, Old Genworth formed Genworth and Genworth, in turn, formed Sub XLII, Inc. (“Merger Sub”). The holding company structure was implemented by the merger of Merger Sub with and into Old Genworth (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of April 1, 2013, among Old Genworth, Genworth and Merger Sub. Old Genworth survived the Merger as a direct, wholly-owned subsidiary of Genworth and each share of Old Genworth Class A Common Stock, par value $0.001 per share (“Old Genworth Class A Common Stock”), issued and outstanding immediately prior to the Merger and each share of Old Genworth Class A Common Stock held in the treasury of Old Genworth immediately prior to the Merger converted into one issued and outstanding or treasury, as applicable, share of Genworth Class A Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the Old Genworth Class A Common Stock being converted. Immediately after the consummation of the Merger, Genworth had, on a consolidated basis, the same assets, businesses and operations as Old Genworth had immediately prior to the consummation of the Merger.

On April 1, 2013, immediately following the consummation of the Merger, Old Genworth distributed to Genworth (as its sole stockholder), through a dividend (the “Distribution”), the 84.6% membership interest in one of its subsidiaries (Genworth Mortgage Holdings, LLC (“GMHL”)) that it held directly, and 100% of the shares of another of its subsidiaries (Genworth Mortgage Holdings, Inc. (“GMHI”)), that held the remaining 15.4% of outstanding membership interests of GMHL. At the time of the Distribution, GMHL and GMHI together owned (directly or indirectly) 100% of the shares or other equity interests of all of the subsidiaries that conducted Old Genworth’s U.S. mortgage insurance business. These subsidiaries also owned the subsidiaries that conducted Old Genworth’s European mortgage insurance business and 16.3% of Genworth MI Canada Inc. (“Genworth Canada”). As a result of the Distribution, Old Genworth’s beneficial ownership interest in Genworth Canada decreased from 57.5% to 41.2%. As a result, Old Genworth has now de-consolidated Genworth Canada for purposes of financial reporting at the Old Genworth level. Old Genworth now records its 41.2% ownership of Genworth Canada under the equity method of accounting. Following the Distribution, Genworth continues to hold 57.5% of Genworth Canada and therefore will report that interest on a fully consolidated basis as historically had been the case for Old Genworth. The Distribution and de-consolidation were effective on April 1, 2013.

The following unaudited pro forma condensed consolidated financial statements were derived from Old Genworth’s historical consolidated financial statements and reflect Old Genworth’s historical consolidated balance sheet recast on a pro forma basis assuming the Distribution and de-consolidation of Genworth Canada had occurred on December 31, 2012 and Old Genworth’s historical consolidated statement of income and historical consolidated statement of comprehensive income recast on a pro forma basis assuming the Distribution and de-consolidation of Genworth Canada had occurred on January 1, 2012. These unaudited pro forma condensed consolidated financial statements should be read together with Old Genworth’s historical consolidated financial statements and accompanying notes contained in Old Genworth’s Annual Report on Form 10-K for the year ended December 31, 2012.

Management believes the assumptions used and pro forma adjustments derived from such assumptions are reasonable under the circumstances and are based upon currently available information. The historical financial information has been adjusted to give effect to pro forma events that are related and directly attributable to the Distribution and the de-consolidation of Genworth Canada, are factually supportable and, in the case of the unaudited pro forma condensed consolidated statement of income and unaudited pro forma condensed consolidated statement of comprehensive income, are expected to have a continuing impact on Old Genworth’s future results of operations. The adjustments in the unaudited pro forma condensed consolidated financial statements provide information relevant to an understanding of Old Genworth following the Distribution and de-consolidation of Genworth Canada.

The unaudited pro forma condensed consolidated financial statements as of and for the periods presented are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what Old Genworth’s financial position or results of operations would have been had the Distribution and de-consolidation of Genworth Canada been completed on the dates noted above. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of the Old Genworth’s future financial position or results of operations.

The pro forma adjustments are based upon available information and assumptions that Old Genworth believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in Old Genworth’s Annual Report on Form 10-K for the year ended December 31, 2012.

GENWORTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2012

(Amounts in millions, except per share amounts)

	Historical	Pro Forma Distribution (a)	Pro Forma Genworth Canada (b)	Pro Forma
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$62,161	$(1,870)	$(4,713)	$55,578
Equity securities available-for-sale, at fair value	518	(12)	(330)	176
Commercial mortgage loans	5,872	—	—	5,872
Restricted commercial mortgage loans related to securitization entities	341	—	—	341
Policy loans	1,601	—	—	1,601
Other invested assets	3,503	(26)	(91)	3,386
Restricted other invested assets related to securitization entities ($393 carried at fair value)	393	—	—	393
Investments in subsidiaries	—	(494)	1,740	1,246

Total investments	74,389	(2,402)	(3,394)	68,593
Cash and cash equivalents	3,653	(497)	(291)	2,865
Accrued investment income	715	(19)	(30)	666
Deferred acquisition costs	5,036	(8)	(109)	4,919
Intangible assets	481	(11)	(10)	460
Goodwill	1,128	—	(11)	1,117
Reinsurance recoverable	17,230	(114)	—	17,116
Other assets	743	(43)	(93)	607
Separate account assets	9,937	—	—	9,937

Total assets	$113,312	$(3,094)	$(3,938)	$106,280

Liabilities and stockholders’ equity
Liabilities:
Future policy benefits	$33,505	$—	$—	$33,505
Policyholder account balances	26,262	—	—	26,262
Liability for policy and contract claims	7,509	(2,138)	(130)	5,241
Unearned premiums	4,333	(201)	(1,796)	2,336
Other liabilities ($133 other liabilities related to securitization entities)	5,218	(83)	(9)	5,126
Borrowings related to securitization entities ($62 carried at fair value)	336	—	—	336
Non-recourse funding obligations	2,066	—	—	2,066
Long-term borrowings	4,776	—	(428)	4,348
Deferred tax liability	1,545	913	(287)	2,171
Separate account liabilities	9,937	—	—	9,937

Total liabilities	95,487	(1,509)	(2,650)	91,328

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.001 par value; 1.5 billion shares authorized; 580 million shares issued and 492 million shares outstanding	1	—	—	1
Additional paid-in capital	12,127	—	—	12,127

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	2,692	(62)	—	2,630
Net unrealized gains (losses) on other- than-temporarily impaired securities	(54)	(3)	—	(57)

Net unrealized investment gains (losses)	2,638	(65)	—	2,573

Derivatives qualifying as hedges	1,909	—	—	1,909
Foreign currency translation and other adjustments	655	(40)	—	615

Total accumulated other comprehensive income (loss)	5,202	(105)	—	5,097
Retained earnings	1,907	(1,780)	—	127
Treasury stock, at cost (88 million shares)	(2,700)	—	—	(2,700	) (d)

Total Genworth Financial, Inc.’s stockholders’ equity	16,537	(1,885)	—	14,652
Noncontrolling interests	1,288	300 (c)	(1,288)	300

Total stockholders’ equity	17,825	(1,585)	(1,288)	14,952

Total liabilities and stockholders’ equity	$113,312	$(3,094)	$(3,938)	$106,280

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

GENWORTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2012

(Amounts in millions, except per share amounts)

	Historical	Pro Forma Distribution (a)	Pro Forma Genworth Canada (b)	Pro Forma
Revenues:
Premiums	$5,038	$(579)	$(588)	$3,871
Net investment income	3,343	(60)	(189)	3,094
Net investment gains (losses)	23	(42)	(12)	(31)
Insurance and investment product fees and other	1,619	(24)	—	1,595

Total revenues	10,023	(705)	(789)	8,529

Benefits and expenses:
Benefits and other changes in policy reserves	5,378	(769)	(193)	4,416
Interest credited	775	—	—	775
Acquisition and operating expenses, net of deferrals	1,866	(170)	101	1,797
Amortization of deferred acquisition costs and intangibles	727	(5)	(39)	683
Goodwill impairment	89	—	—	89
Interest expense	476	(1)	(23)	452

Total benefits and expenses	9,311	(945)	(154)	8,212

Income before income taxes and equity in income of subsidiaries	712	240	(635)	317
Provision for income taxes	189	81	(165)	105
Equity in income of subsidiaries	—	—	193	193

Net income	523	159	(277)	405
Less: net income attributable to noncontrolling interests	200	15 (e)	(200)	15

Net income available to Genworth Financial, Inc.’s common stockholders	$323	$144	$(77)	$390

Net income available to Genworth Financial, Inc.’s common stockholders per common share:
Basic	$0.66	$0.29	$(0.16)	$0.79

Diluted	$0.65	$0.29	$(0.16)	$0.79

Weighted-average common shares outstanding:
Basic	491.6	491.6	491.6	491.6

Diluted	494.4	494.4	494.4	494.4

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

GENWORTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2012

(Amounts in millions)

	Historical	Pro Forma Distribution (a)	Pro Forma Genworth Canada (b)	Pro Forma
Net income	$523	$159	$(277)	$405

Other comprehensive income (loss), net of taxes:
Net unrealized gains (losses) on securities not other-than-temporarily impaired	1,078	(30)	(3)	1,045
Net unrealized gains (losses) on other-than-temporarily impaired securities	78	—	—	78
Derivatives qualifying as hedges	(100)	—	—	(100)
Foreign currency translation and other adjustments	126	(22)	(24)	80

Total other comprehensive income (loss)	1,182	(52)	(27)	1,103

Total comprehensive income (loss)	1,705	107	(304)	1,508
Less: comprehensive income attributable to noncontrolling interests	227	15	(227)	15

Total comprehensive income (loss) available to Genworth Financial, Inc.‘s common stockholders	$1,478	$92	$(77)	$1,493

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Genworth Holdings, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements

(a) Adjustments reflect the distribution by Genworth Holdings, Inc. (formerly named Genworth Financial, Inc., and referred to herein as “Old Genworth”) to Genworth Financial, Inc. (formerly named Sub XLVI, Inc., and referred to herein as “Genworth”) of 100% of Old Genworth’s ownership in its U.S. and European mortgage insurance subsidiaries (which includes the European mortgage insurance subsidiaries and 16.3% of Genworth Canada MI Inc. (“Genworth Canada”)) as a non-cash dividend (the “Distribution”). Adjustments also reflect the cash contribution of $100 million paid to the U.S. mortgage insurance subsidiaries on April 1, 2013 and $21 million paid to the European mortgage insurance subsidiaries on January 31, 2013 prior to the Distribution. The U.S. mortgage insurance subsidiaries were previously included in Old Genworth’s U.S. Mortgage Insurance segment. The European mortgage insurance subsidiaries and Genworth Canada were previously included in Old Genworth’s International Mortgage Insurance segment.

(b) Adjustments reflect the de-consolidation of Genworth Canada resulting from the decrease in Old Genworth’s beneficial ownership interest in Genworth Canada from 57.5% to 41.2% and the recording of this ownership interest under the equity method of accounting following the de-consolidation.

(c) Adjustment reflects the noncontrolling interest related to the preferred stock of a U.S. life insurance subsidiary of Old Genworth of $300 million owned by the U.S. mortgage insurance subsidiaries.

(d) To implement the holding company reorganization pursuant to which Genworth became the successor issuer to Old Genworth, Old Genworth formed Genworth and Genworth, in turn, formed Sub XLII, Inc. (“Merger Sub”). The holding company structure was implemented by the merger of Merger Sub with and into Old Genworth (the “Merger”). Old Genworth survived the Merger as a direct, wholly-owned subsidiary of Genworth and each share of Old Genworth Class A Common Stock, par value $0.001 per share (“Old Genworth Class A Common Stock”), issued and outstanding immediately prior to the Merger and each share of Old Genworth Class A Common Stock held in the treasury of Old Genworth immediately prior to the Merger converted into one issued and outstanding or treasury, as applicable, share of Genworth Class A Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the Old Genworth Class A Common Stock being converted. Immediately following the consummation of the Merger, there was no Old Genworth treasury stock and therefore the elimination of the treasury stock at Old Genworth in the Merger will be recorded as a reduction in Old Genworth’s retained earnings in the quarter ended June 30, 2013.

(e) Adjustment reflects the income attributable to the noncontrolling interest for dividends paid on the preferred stock of a U.S. life insurance subsidiary of Old Genworth owned by the U.S. mortgage insurance subsidiaries.